UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2010

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 300, Raleigh, North Carolina 27615
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The information contained in this report under item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

As previously disclosed, on May 25, 2010, Xerium Technologies, Inc. (the “Company”) emerged from chapter 11 protection. In connection with the emergence, on October 28, 2010, the Company and certain of its subsidiaries filed Post-Confirmation Quarterly Summary Reports for the period from July 1, 2010 through September 30, 2010 (the “Post-Confirmation Reports”) with the bankruptcy court. Copies of the Post-Confirmation Reports are available on the Company’s case administration website located at www.xeriuminfo.com.

The Post-Confirmation Reports contain information different from that required in the Company’s reports pursuant to the Exchange Act, and that information might not be indicative of the Company’s financial condition or operating results that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Post-Confirmation Reports should not be viewed as indicative of future results. The information contained in the Post-Confirmation Reports (i) is provided to fulfill the reporting requirements set forth by the Office of the United States Trustee, (ii) has not been audited or reviewed by independent registered public accountants, (iii) was not prepared in conformity with generally accepted accounting principles and is subject to future adjustment, (iv) is limited to the time period indicated, (v) is not intended to reconcile to the consolidated financial statements to be filed by the Company in its Quarterly Report on Form 10-Q for the Quarter end September 30, 2010 and (v) should not be used for investment purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: October 28, 2010	By:	/S/ BRIAN J. FOX
	Name:	Brian J. Fox
	Title:	Interim Chief Financial Officer and Chief Accounting Officer

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